SALE & PURCHASE AGREEMENT OF SHARES

THIS AGREEMENT IS DATED NOVEMBER 20, 2009

BETWEEN:

(1)VENDOR: Beijing Illumination (Hong Kong) Limited (“the Vendor”), a company incorporated and organized under the laws of Hong Kong, with appointed Authorized Representative TAN SENG SENG.

(2) PURCHASER: Zhejiang Zhong Jun Investment Management Co. Limited (“the Purchaser”), a company incorporated and organized under the laws of the People’s Republic of China (“P.R.C.”), with appointed Authorized Representative WU LEI.

The term “Both Parties” refers to both the Vendor and the Purchaser.

BACKGROUND

Whereas Beijing Aihua New Enterprise Lighting Appliance Co. Ltd. (“the Target Company”) is a Wholly Foreign-Owned Enterprise (WOFE) established on June 3, 2003, its registered paid-up capital was RMB15.3 Million. It was authorized to operate for a term of 25 years. The Vendor desires to sell its 100% shareholding (“the Target Shares”) in the Target Company and the Purchaser desires to buy the Target Shares in accordance with the terms and conditions of this Agreement.

CLAUSE 1           DEFINITIONS

1.1.    Target Shares: As defined in above section on Background.

1.2.    Sale & Purchase Consideration (“the Consideration): As defined under Clause 2.2.

1.3.    Effective date: As defined under Clause 7.1.

CLAUSE 2           SALE & PURCHASE OF TARGET SHARES

2.1    The Vendor agrees to sell the Target Shares in accordance with the terms and conditions of this Agreement, and the Purchaser agrees to buy the Target Shares in accordance with the aforesaid terms and conditions.

2.2    Consideration: the Purchaser shall pay a total consideration of RMB7.8 Million (Chinese Yuan

Seven Million and Eight Hundred Thousand) for the Target Shares to the Vendor.

CLAUSE 3           TERMS OF DEPOSIT AND PAYMENTS

3.1    To ensure the effective execution of this Agreement, within 3 days upon the signing of this Agreement by Both Parties, the Purchaser shall pay to the Vendor RMB1.5 Million (Chinese Yuan One million and Five Hundred Thousand) by deposit (the “Deposit”) to its designated Bank account, as deposit for this Agreement.

3.2    The balance of the Consideration of RMB6.3Million (Chinese Yuan Six Million and Three Hundred Thousand) shall be payable within 3 days upon the completion of all legal and statutory documentation for the transfer of legal ownership of the Target Shares.

3.3    Upon the receipt of the Deposit from the Purchaser, the Vendor shall take immediate action to ensure the timely transfer of legal ownership of the Target Shares and due completion of all related procedures in obtaining approval from the relevant authorities of the P.R.C.

3.4    Both Parties hereby declare and warrant that:

Prior to the receipt of the full amount of the Consideration for the Target Shares, despite having obtained the required approval from the relevant authorities, the Purchaser shall be deemed to have no authority to exercise its ownership rights and responsibilities, and the Vendor shall be deemed to be the owner of the Target Shares. During this interim period, Vendor shall not act in any ways which is in contradiction to the interests of the Purchaser, and in contravention of the laws and regulations of PRC; and in addition, shall not sell or transfer or hide any fixed, tangible and intangible assets of the Target Company; and shall ensure that the Target Company shall not incur any significant operating losses. Only upon the receipt of payment in full of the Consideration from the Purchaser by the Vendor, title and ownership of the Target Shares shall be duly transferred to the Purchaser from the Vendor.

CLAUSE 4           REPRESENTATIONS & WARRANTIES

4.1    Upon the signing of this Agreement, the Vendor hereby makes the following representations and warranties:

4.1.1 The Vendor has full legal rights and authority to enter into this Agreement, in accordance with the provisions of all relevant government laws, rules and regulations.

4.1.2 On the date of this Agreement, the Vendor is in possession of the legal title and ownership of the Target Shares and has full authority to deal with the Target Shares.

4.1.3 The Target Company has no mortgage, charge or pledge of any kind concerning its assets, and has not provided any third party with any guarantee, in whatever form. The Vendor has no charge or lien regarding its equity holding in the Target Company.

4.2    Upon the signing of this Agreement, the Purchaser hereby makes the following representations and warranties:

4.2.1 The Purchaser has full authority to enter into this Agreement and have obtained all required legal and statutory authorization.

4.2.2 The source of funds to be used and applied for payment of the Consideration is entirely of legal and legitimate means.

CLAUSE 5           FEES & EXPENSES

5.1    The Purchaser shall be responsible for payment of all legal and other related fees concerning payment of the Consideration under this Agreement.

5.2    The Target Company shall be responsible for payment of Government fees and levies regarding the registration of transfer of shareholding.

5.3    Any taxes or levies arising as a result of this Agreement shall be dealt with in accordance with the applicable laws and regulations of P.R.C. If it is not specifically covered by applicable laws and regulations, Both Parties will share responsibility for the payment thereof equally.

CLAUSE 6           BREACHING OF AGREEMENT

6.1    If the Purchaser fails to make payments of the Deposit and/or balance of the Consideration within the periods as specified in Clause 3.1 and 3.2, the Purchaser shall pay to the Vendor penalty charge of 0.05% per day on the outstanding balance.

6.2    Both Parties agree that should either party breach the terms of this Agreement and cause damage of whatever nature to the other party as a result, the breaching party shall be responsible for indemnifying the other party for all damages thus caused directly or indirectly.

CLAUSE 7           VALIDITY

7.1    This Agreement shall be effective and valid as of the signing date.

CLAUSE 8           GOVERNING LAWS

8.1    The laws of P.R.C. shall govern the formation, validity and definition of this Agreement.

CLAUSE 9           RESOLUTION OF DISPUTES

9.1 In case of disputes between Both Parties, the courts of law in the city of location of the Target Company shall prevail in accordance with the laws of P.R.C.

CLAUSE 10         GENERAL

10.1    Amendments:

Any amendment to this Agreement must be made in writing, and must be signed by the Authorized Representatives of Both Parties, subject to approval obtained from relevant authorities.

10.2    Confidentiality:
Both Parties must maintain and keep confidential all trade and business matters relating to this Agreement. The responsibility for keeping confidentiality shall be valid for 3 years from the date of this Agreement.

10.3    Duration of Breach:
During the validity of this Agreement, the consent for delay in the execution of the terms of this Agreement granted by one Party which abides by the Agreement (“the Abiding Party”) to the other Party which fails to abide by the Agreement (the “Breaching Party”), shall not affect, injure or limit the rights of the Abiding Party to seek damages for such breach against the Breaching Party. Further, it shall not be construed as the Abiding Party surrenders its legal rights to seek damages against the Breaching Party, nor shall it be construed as the Abiding Party surrenders its legal rights to seek damages against the Breaching Party regarding similar breaching act.

10.4    Entire Agreement:
This Agreement represents the entire agreement between the Vendor and the Purchaser and supersedes all prior understandings, arrangements or agreements, either written or oral.

10.5    Matters not mentioned in Agreement:
Both Parties undertake to execute this Agreement based on the principles of mutual trust and cooperation. Both Parties will cordially negotiate and resolve fairly and equitably all matters not mentioned in this Agreement.

10.6      Copies of Agreement:

There shall be four original copies of this Agreement to be signed by Both Parties in Chinese, with one copy each for the Vendor and Purchaser and the remaining two copies to be forwarded to the proper authorities for relevant approval.

IN WITNESS whereof this Agreement has been duly executed by Both Parties hereto the day and year first above written.

THE VENDOR

/s/ Tan Seng Seng

Authorized Representative

THE PURCHASER

/s/ Wu Lei

Authorized Representative